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                                                                     Exhibit 4.3

THIS WARRANT AND ANY SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO PSIVIDA LIMITED THAT REGISTRATION IS NOT REQUIRED.

                             FORM OF PSIVIDA LIMITED
                                WARRANT AGREEMENT

              VOID AFTER 5:00 P.M. NEW YORK TIME, SEPTEMBER 9, 2008

Issue Date: September 9, 2005

     1. Basic Terms. This warrant agreement (this "Warrant") certifies that, for value received, the registered holder specified below or its registered assigns (the "Holder") is the owner of a warrant of pSivida Limited, an Australian company having its principal place of business at Level 12, BGC Centre, 28 The Esplanade, Perth, WA 6000, Australia (the "Company"), subject to adjustments as provided herein, to purchase ________________ American Depositary Shares of the Company (the "Warrant Shares"), each representing ten ordinary shares of the Company, from the Company at the price per share shown below (the "Exercise Price").

          Holder: ______________________________

          Exercise Price per share: ______________________________

Except as specifically provided otherwise, all references in this Warrant to the Exercise Price and the number of Warrant Shares purchasable hereunder are to the Exercise Price and number of Warrant Shares after any adjustments are made thereto pursuant to this Warrant.

     2. Shares Issuable. The Company represents that the Warrant Shares issuable upon the exercise of this Warrant will at delivery be fully paid and non-assessable and free from taxes, liens, encumbrances and charges with respect to their purchase. The Company shall at all times reserve and hold available sufficient shares to satisfy all conversion and purchase rights of outstanding convertible securities, options and warrants of the Company, including this Warrant.

     3. Method of Exercise; Fractional Shares. This Warrant is exercisable at the option of the Holder at any time by surrendering this Warrant, on any business day during

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the period (the "Exercise Period") beginning the business day after the issue date of this Warrant specified above and ending at 5:00 p.m. (New York time) three years after the issue date. This Warrant may not be exercised for fewer than 5,000 Warrant Shares per exercise, as adjusted to reflect stock dividends, stock splits, and other comparable changes. To exercise this Warrant, the Holder shall surrender this Warrant at the principal office of the Company or that of the Company's Depositary, together with the executed exercise form (substantially in the form of that attached hereto) and together with payment for the Warrant Shares purchased under this Warrant. Payment shall be made by check payable to the order of the Company or by wire transfer. Promptly after exercise, the Company shall deliver to the Company's Depositary a binding and irrevocable instruction letter instructing the Depositary to issue to the Holder an American Depositary Receipt representing the Warrant Shares issuable in connection with that exercise. This Warrant is not exercisable with respect to a fraction of a Warrant Share. In lieu of issuing a fraction of a share remaining after exercise of this Warrant as to all full shares covered by this Warrant, the Company shall either at its option (a) pay for the fractional share cash equal to the same fraction at the fair market price for such share; or (b) issue scrip for the fraction in the registered or bearer form entitling the Holder to receive a certificate for a full American Depositary Share on surrender of scrip aggregating a full share.

     4. Protection Against Dilution. Subject to the Listing Rules of Australian Stock Exchange Limited, the number of Warrant Shares purchasable under this Warrant, and the Exercise Price, shall be adjusted as set forth as follows. If at any time or from time to time after the date of this Warrant, the Company:

          (i) takes a record of the holders of its outstanding ordinary shares or American Depositary Shares for the purposes of entitling them to receive a dividend payable in, or other distribution of, ordinary shares or American Depositary Shares; or

          (ii) subdivides its outstanding ordinary shares or American Depositary Shares into a larger number of ordinary shares or American Depositary Shares; or

          (iii) combines its outstanding ordinary shares or American Depositary Shares into a smaller number of ordinary shares or American Depositary Shares;

then, and in each such case, the Exercise Price shall be adjusted to that price determined by multiplying the Exercise Price in effect immediately prior to such event by a fraction (A) the numerator of which is the total number of outstanding ordinary shares or American Depositary Shares (as applicable) immediately prior to such event and (B) the denominator of which is the total number of outstanding ordinary shares or American Depositary Shares (as applicable) immediately after such event.

Upon each adjustment in the Exercise Price under this Warrant the number of Warrant Shares purchasable under this Warrant will be adjusted by multiplying the number of


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Warrant Shares by a fraction, the numerator of which is the Exercise Price immediately prior to such adjustment and the denominator of which is the Exercise Price in effect upon such adjustment.

     5. Adjustment for Reorganization, Consolidation, Merger, Etc.

          (a) During the Exercise Period, the Company shall, prior to consummation of a consolidation with or merger into another corporation, or conveyance of all or substantially all of its assets to any other corporation or corporations, whether affiliated or unaffiliated (any such corporation being included within the meaning of the term "successor corporation"), or entry into any agreement to so consolidate, merge or convey assets, require the successor corporation to assume, by written instrument delivered to the Holder, the obligation to issue and deliver to the Holder such shares of stock, securities or property as, in accordance with the provisions of Section 5(b), the Holder is entitled to purchase or receive.

          (b) In the event of any capital reorganization or reclassification of the stock of the Company (or any other corporation the stock or other securities of which are at the time receivable on the exercise of this Warrant) during the Exercise Period, or in the event that during the Exercise Period the Company (or any such other corporation) consolidates with or merges into another corporation or conveys all or substantially all its assets to another corporation, the Holder, upon exercise, at any time after the consummation of such reorganization, consolidation, merger or conveyance, will be entitled to receive, in lieu of Warrant Shares (or stock of such other corporation), the proportionate share of all stock, securities or other property issued, paid or delivered for or on all of the stock of the Company (or such other corporation) as is allocable to the Warrant Shares then called for by this Warrant as if the Holder had exercised the Warrant immediately prior thereto, all subject to further adjustment as provided in Section 4.

     6. Notice of Adjustment. On the happening of an event requiring an adjustment of the Exercise Price or the shares purchasable under this Warrant, the Company shall immediately give written notice to the Holder stating the adjusted Exercise Price and the adjusted number and kind of securities or other property purchasable under this Warrant resulting from the event and setting forth in reasonable detail the method of calculation and the facts upon which the calculation is based.

     7. Dissolution, Liquidation. In case of the voluntary or involuntary dissolution, liquidation or winding up of the Company (other than in connection with a reorganization, consolidation, merger, or other transaction covered in
Section 5) is at any time proposed, the Company shall give at least thirty days' prior written notice to the Holder. Such notice shall contain the following: (a) the date on which the transaction is to take place; (b) the record date (which shall be at least thirty days after the giving of the notice) as of which holders of Common Stock will be entitled to receive distributions as a result of the transaction; (c) a brief description of the transaction, (d) a brief description of the distributions to be made to holders of ordinary shares of the Company as a result of the transaction; and (e) an estimate of the fair value of the distributions. On the date of


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the transaction, if it actually occurs, this Warrant and all rights under this
Warrant will terminate.

     8. Rights of Holder. The Company shall deliver to the Holder all notices and other information provided to holders of ordinary shares of the Company or other securities issuable under this Warrant concurrently with the delivery of such information to those holders. This Warrant does not entitle the Holder to any voting rights or, except for the foregoing notice provisions, any other rights as a shareholder of the Company. No dividends are payable or will accrue on this Warrant or the Warrant Shares purchasable under this Warrant until, and except to the extent that, this Warrant is exercised. Upon surrender of this Warrant and payment of the Exercise Price as provided above, the person or entity entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the record holder of such shares as of the close of business on the date of the surrender of this Warrant for exercise as provided above. Upon the exercise of this Warrant, the Holder will have all of the rights of a shareholder in the Company.

     9. Exchange for Other Denominations. This Warrant is exchangeable, on its surrender by the Holder to the Company, for a new Warrant of like tenor and date representing in the aggregate the right to purchase the balance of the number of shares purchasable under this Warrant in denominations and subject to restrictions on transfer contained herein, in the names designated by the Holder at the time of surrender.

     10. Substitution. Upon receipt by the Company of evidence satisfactory (in the exercise of reasonable discretion) to it of the ownership of and the loss, theft or destruction or mutilation of the Warrant, and (in the case or loss, theft or destruction) of indemnity satisfactory (in the exercise of reasonable discretion) to it, and (in the case of mutilation) upon the surrender and cancellation thereof, the Company will issue and deliver, in lieu thereof, a new Warrant of like tenor.

     11. Restrictions on Transfer; Registration Rights. Neither this Warrant nor the Warrant Shares issuable on exercise of this Warrant have been registered under the Securities Act of 1933, as amended, or any other securities laws (the "Acts"). Neither this Warrant nor the Warrant Shares purchasable hereunder may be sold, transferred, pledged or hypothecated in the absence of (a) an effective registration statement for this Warrant or the American Depositary Shares purchasable hereunder under the Acts, or (b) an opinion of counsel reasonably satisfactory to the Company that registration is not required under the Acts. Transfer of this Warrant and the Warrant Shares is further subject to the terms of the Securities Purchase Agreement between the Holder and the Company dated the date of this Warrant. If the Holder seeks an opinion as to transfer without registration from Holder's counsel, the Company shall provide such factual information to Holder's counsel as Holder's counsel reasonably requests for the purpose of rendering such opinion. Any certificate evidencing Warrant Shares purchased hereunder will bear a legend describing the restrictions on transfer contained in this Section 11 unless, in the opinion of counsel reasonably acceptable to the Company, the shares need no longer to be subject to the transfer restrictions.


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     12. Transfer. Except as otherwise provided in this Warrant, this Warrant is transferable only on the books of the Company by the Holder in person or by attorney, on surrender of this Warrant, properly endorsed.

     13. Recognition of Holder. Prior to due presentment for registration of transfer of this Warrant, the Company shall treat the Holder as the person exclusively entitled to receive notices and otherwise to exercise rights under this Warrant. All notices required or permitted to be given to the Holder shall be in writing and shall be given by first class mail, postage prepaid, addressed to the Holder at the address of the Holder appearing in the records of the Company.

     14. Payment of Taxes. The Company shall pay all taxes and other governmental charges, other than applicable income taxes, that may be imposed with respect to the issuance of Warrant Shares pursuant to the exercise of this Warrant.

     15. Headings. The headings in this Warrant are for purposes of convenience in reference only, shall not be deemed to constitute a part of this Warrant, and shall not affect the meaning or construction of any of the provisions of this Warrant.

     16. Miscellaneous. This Warrant may not be changed, waived, discharged or terminated except by an instrument in writing signed by the Company and the Holder. This Warrant shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. Under no circumstances may this Warrant be assigned by the Holder.

     17. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York without giving effect to its principles governing conflicts of law.

                                        PSIVIDA LIMITED


                                        By:
                                            ------------------------------------
                                            Gavin Rezos
                                            Managing Director


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                                PSIVIDA LIMITED
                                FORM OF TRANSFER

             (To be executed by the Holder to transfer the Warrant)

For value received the undersigned registered holder of the attached Warrant hereby sells, assigns, and transfers the Warrant to the Assignee(s) named below:

                                                  Number of Shares
                                                     Subject to
Names of Assignee   Address   Taxpayer ID No.   Transferred Warrant
-----------------   -------   ---------------   -------------------


The undersigned registered holder further irrevocably appoints _________________ ___________________________________ attorney (with full power of substitution)
to transfer this Warrant as aforesaid on the books of the Company.


Date:
      -----------------------           ----------------------------------------
                                        Signature


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                                 PSIVIDA LIMITED
                                  EXERCISE FORM

                    (To be executed by the Holder to purchase
               American Depositary Shares pursuant to the Warrant)

The undersigned holder of the attached Warrant hereby: (1) irrevocably elects to exercise purchase rights represented by such Warrant for, and to purchase, ___________ American Depositary Shares of pSivida Limited, an Australian company, and encloses a check or has wired payment of $_________________________ therefor; (2) requests that an American Depositary Receipt representing those American Depositary Shares be issued in the name of the undersigned; and (3) if such number of shares is not all of the shares purchasable under this Warrant, that a new Warrant of like tenor for the balance of the remaining shares purchasable under this Warrant be issued.


Date:
      -----------------------           ----------------------------------------
                                        Signature


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